Exhibit 10.7
OFFICE LEASE
     THIS LEASE is entered into and made as of the 30th day of May, 2008 by and between ZELLER MANAGEMENT CORPORATION, an Illinois corporation, as agent for Owner (“Landlord”), and ENDOCYTE, INC., a Delaware corporation (“Tenant”).
WITNESSETH:
     Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the “Premises,” to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.
1.	DESCRIPTION OF THE PREMISES
     The Premises consist of approximately 1,378 rentable square feet of space (the “rentable area”) as shown on the demising plan attached as Exhibit “A” which is referred to as suite number 725 and is located in the building commonly known as One College Park, 8910 Purdue Road, in the City of Indianapolis, County of Marion, State of Indiana (hereinafter referred to as the “Building”), situated on the real property described in Exhibit “B” attached hereto and made a part hereof (the “Property”).
2.	TERM
     The term of this Lease (the “Term”) shall be for a period of one (1) year and seven (7) months, commencing June 1, 2008 (the “Commencement Date”), and ending on December 31, 2009 (the “Expiration Date”), subject to adjustment as provided in Paragraph 6 hereof, unless this Lease shall be sooner terminated by Landlord as hereinafter provided. The execution by Landlord and Champions for Christ International (“CCI”) of a termination of CCI’s current lease of the Premises shall be a condition precedent to the effect of this Lease and the rights and obligations of the parties hereto. If Landlord and CCI do not terminate CCI’s lease of the Premises prior to August 1, 2008, this Lease shall be null and void and have no further effect.
3.	RENT
     For purposes of Paragraph 3, Rent, the following definitions shall apply:
     (i) “Lease Year” shall mean the twelve-month period beginning on the Commencement Date and each anniversary thereof.
     (ii) “Base Year” shall mean the 2008 calendar year.
     (iii) “Comparison Year” means the calendar year for which a Rent Adjustment computation is being made.

     (iv) “Tenant’s Proportionate Share” of Landlord’s Operating Expenses and Taxes shall mean the percentage determined by dividing the rentable area of the Premises by the total rentable area of the Building and at the time of the execution of this Lease is herein fixed as 1.02%.
     (v) “Taxes” shall mean all real estate taxes, installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding net income, franchise, or other taxes based upon Landlord’s net income or profit, unless imposed in lieu of real estate taxes or increases therein) which shall now or hereafter be levied, assessed or imposed against the Building and/or any other real estate and improvements serving the Building and shall apply to said obligations at such time in which said obligations are accrued or levied. Taxes shall also include all costs (including attorneys’ fees) incurred in connection with any good faith negotiations to reduce or to contest Taxes.
     (vi) “Operating Expenses” shall mean all of Landlord’s direct costs and expenses of operation and maintenance of the Building and the surrounding parking lots, walks, driveways, and landscaped areas (within the area described in Exhibit “B”) as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, including by way of illustration and not limitation: insurance premiums; personal property taxes on personal property used in the Building; water, electrical and other utility charges other than the separately billed electrical and other charges described in Paragraph 8 hereof; the charges of any independent contractor who, under a contract with Landlord, or its representatives, does any of the work of operating, maintaining or repairing of the Building, service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air conditioning system; cleaning services; tools and supplies; landscape maintenance costs; building security services; license and permit fees; building management fees; wages, bonuses and related employee benefits payable to employees of Landlord actively involved with the Building’s management or to Landlord’s building management agent; fees, costs and assessments of or under any owner’s association, office park declaration or easement agreement; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not exceeding five (5) years. Operating Expenses for the Base Year and subsequent years shall include all additional direct costs and expenses of operation and maintenance which Landlord determines that it would have paid or incurred if the Building had Full Occupancy (Full Occupancy defined as the greater of actual occupancy or 95% occupancy).
     If Landlord shall install a labor saving device, equipment or such other improvement intended to improve the operating efficiency of any system serving the Building (such as an energy management computer system), Landlord may, in determining the amount of Tenant’s Rent Adjustment, add to Operating Expenses of the Building, in each year during the anticipated pay back period of such installed device or equipment, an amount equal to the amortization allowance (plus interest at prime plus two percentage points) of the cost of such installed device or equipment as determined in accordance with generally accepted accounting principles.

     Tenant or its accountants shall have the right to inspect, at reasonable times and locations and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord’s statement of Operating Expenses for a given calendar year, such of Landlord’s books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of the statement (which shall be noted on the item as “paid in protest”), such statement shall be considered as final and accepted by Tenant. If Tenant shall dispute any item or items included in the determination of Landlord’s Operating Expenses for a given calendar year, and such dispute is not resolved by the parties hereto within sixty (60) days after the statement for such year was delivered to Landlord, then either party may, within thirty (30) days thereafter, request that a firm of certified public accounts selected by Landlord render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord’s Operating Expenses of the Building for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by Tenant unless Landlord’s statement contains an error of greater than five percent (5%) of Landlord’s Operating Expenses for the Building adversely affecting Tenant. If Tenant shall not dispute any item or items included in the determination of Landlord’s Operating Expenses of the Building for a given calendar year within thirty (30) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.
     (vii) “Rent Adjustment” means any amount owed by Tenant for Operating Expenses or Taxes, or other rental increases, attributable to costs of the Building.
     (viii) “Rent Adjustment Payment” shall be, within Landlord’s reasonable estimate from time to time, an amount paid monthly to Landlord equal to the Rent Adjustments due for the next succeeding calendar year or part thereof of the Lease Term.
     (a) Base Rent. Tenant shall annually pay to Landlord, at the address listed below in Paragraph 26, Base Rent for the Premises payable in equal monthly installments as follows:

Period	Annual Base Rent	Monthly Base Rent
June 1, 2008 - June 30, 2008		$0.00
July 1,2008 - May 31, 2009	$24,804.00	$2,067.00
June 1, 2009 - December 31, 2009	$25,493.00	$2,124.42
     The Monthly Base Rent shall be paid in advance, on or before the first day of each and every month throughout the Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month, the Monthly Base Rent installment for such first fractional month shall be pro-rated accordingly. Tenant’s obligation to pay Base Rent is a separate and independent covenant and obligation. Tenant shall pay all Base Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided herein, without abatement and without notice, demand, set-off or counterclaim. Notwithstanding anything to the contrary contained herein, the first month’s Monthly Base Rent shall be due and owing upon execution and delivery of this Lease by Tenant.

     Tenant shall pay throughout the term of this Lease as “Additional Rent” the following Rent Adjustments:
     (b) Taxes and Operating Expenses. Tenant shall pay as Rent Adjustment Tenant’s Proportionate Share of all Operating Expenses and Taxes for a Comparison Year in excess of Tenant’s Proportionate Share of Operating Expenses and Taxes for the Base Year.
     (c) Estimate of Rent Adjustments. Rent Adjustment for Taxes and Operating Expenses for each Comparison Year shall be estimated annually by Landlord. Tenant shall pay Landlord each month, at the same time as the Base Rent payment is due, an amount equal to one-twelfth (1/12) of said annual estimate as Rent Adjustment Payment. If Taxes or Operating Expenses increase during a calendar year, Landlord may increase the amount paid as Rent Adjustment Payment during such year by giving Tenant written notice to that effect. As soon as reasonably feasible after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Rent Adjustment. Within thirty (30) days after service of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between Tenant’s actual Rent Adjustment for the preceding calendar year and the Rent Adjustment Payment paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant’s Proportionate Share of Operating Expenses for such partial calendar year shall be pro-rated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Rent Adjustment shall survive the expiration of the Term.
     (d) Service Charge. Tenant’s failure to make any monetary payment required of Tenant hereunder within five (5) days of the due date therefore shall result in the imposition of a service charge for such late payment in the amount of ten percent (10%) of the amount due. In addition, any sum not paid within thirty (30) days of the due date therefore shall bear interest at a rate equal to the greater of eighteen percent (18%) or the prime rate plus two percent (2%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.
4.	SECURITY DEPOSIT
     (a) Concurrently with the execution and delivery of this Lease by Tenant, Tenant shall deposit with Landlord a sum equal to one (1) month’s rent ($2,067.00) as a security deposit (together with any additional security deposit as described below, the “Security Deposit”). If at any time during the Term Tenant fails to pay any installment of rent or any other charges required to be paid to Landlord hereunder and such failure continues beyond the period given to cure such default as set forth in paragraph 19(a) hereof, Landlord may, by notice to Tenant, require the immediate deposit as an additional security deposit of a sum equal to two (2) months of the then gross rent for the Premises. The Security Deposit shall be held as security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease throughout the Term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the Security Deposit, or balance thereof then held by Landlord, to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the Security Deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times throughout the Term of this Lease the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord’s other funds. The use, application or retention of the Security Deposit or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.
     (b) In the event of a sale or any other transfer of the Building, Landlord shall have the right to transfer the Security Deposit to its purchaser and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to such purchaser for the return of such deposit. In the event of an assignment of this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.
5.	TENANT FINISH IMPROVEMENTS
     Tenant acknowledges that it has inspected the Premises and accepts the Premises in “as is” condition, provided that Landlord shall have the carpets in the Premises professionally cleaned and Landlord shall perform minor wall touchup (collectively, the “Tenant Finish Improvements”). (The currently existing improvements by Landlord to the Premises, together with the Tenant Finish Improvements, are collectively referred to herein as “Landlord’s Work.”) Landlord shall allow Tenant full use of all of the furniture currently located in the Premises (which furniture is listed on Exhibit “C” attached hereto and made a part hereof) during the term of this Lease, including any renewal terms. If Tenant renews or extends the Lease for a period of three (3) or more years, provided Tenant is not then in default of the Lease, the furniture currently located in the Premises shall become Tenant’s property at no additional cost to Tenant.
6.	DELIVERY OF POSSESSION; ADJUSTMENT OF TERM
     (a) Early Delivery of Possession. Landlord expects that it will have the Tenant Finish Improvements completed and the Premises ready for occupancy on or before the Commencement Date. If the Premises are ready for occupancy prior to the Commencement Date, Landlord may, at Tenant’s request, deliver possession of the Premises to Tenant at such time, and Tenant may then occupy the Premises as a tenant from month-to-month, subject to all of the terms, conditions and covenants of this Lease other than the Term and the obligation to pay rent as provided in Paragraphs 2 and 3 hereof. In such event, Tenant shall not be obligated to pay Base Rent or the Rent Adjustment for the period between such date and the Commencement Date.
     (b) Late Delivery of Possession. If Landlord determines that it will be unable substantially to complete the Tenant Finish Improvements and have the Premises ready for occupancy by the Commencement Date for delays caused by Landlord or Landlord’s contractor, Landlord shall give Tenant written notice to that effect, and thereafter the Commencement Date shall be postponed to the earlier of (i) the date upon which Landlord tenders possession of the Premises, or (ii) the thirtieth (30th) day after Landlord shall have notified Tenant in writing of the date the Premises will be ready for occupancy. In the event of such postponement, the Term of this Lease shall remain the same, but the Expiration Date shall be extended for the same number of days the Commencement Date was postponed; however, in no event shall the Expiration Date fall on any date other than the last day of month in which the Term expires. Tenant’s obligation to pay rent shall be postponed for a like number of days, and Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord’s delay in delivering possession of the Premises to Tenant nor shall the Lease be void or voidable because of such delay. Should the completion date be delayed by cause of Tenant, then the Commencement Date shall remain as if there were no delay in completion.
     (c) Tenant’s Acceptance of the Premises. Upon delivery of possession of the Premises to Tenant as hereinbefore provided, Tenant shall give Landlord an Estoppel Letter, in the form attached to this Lease, made a part hereof and marked Exhibit “F,” signed by an officer or principal of Tenant acknowledging (i) the original or revised Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and that the condition of the Premises, including the Tenant Finish Improvements constructed thereon, and the Property and Building and appurtenant areas were at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Tenant shall give written notice to Landlord within thirty (30) days after Landlord has delivered possession of the Premises. Landlord shall, as promptly thereafter as is reasonably possible, correct all such defects. Tenant’s Estoppel Letter, fully executed, shall be attached to and made a part of this executed Lease. A certificate signed by Landlord’s architect stating that such improvements were substantially completed in accordance with such plans and specifications shall be conclusive and binding upon Tenant.
7.	USE OF THE PREMISES
     (a) Specific Use. The Premises shall be occupied and used exclusively for general office purposes and for legal purposes incidental thereto, and shall not be used for any other purpose.
     (b) Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:
          (i) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were when Tenant first took possession thereof and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

          (ii) Tenant shall not commit, nor allow to be committed, in, on or about the Premises, Property or the Building and appurtenant areas, any act of waste, including any act which might deface, damage or destroy the Premises, Property or the Building or appurtenant areas, or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord’s opinion, disturb or tend to disturb other tenants occupying leased space in the Building or Property. Upon Landlord’s request, Tenant shall immediately take such action as is necessary to eliminate any noise, odor or disturbance emitted from the Premises.
          (iii) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.
          (iv) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s opinion, invalidate any policy of insurance now or hereafter carried on the Building or Property or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.
          (v) Tenant shall not in any manner use, maintain or allow the use or maintenance of the Premises in violation of any law, ordinance, statute, regulation, rule or order (collectively “Laws”) of any governmental authority, including but not limited to, Laws governing zoning, health, safety (including fire safety), occupational hazards, and pollution and environmental control. Tenant shall not use, maintain or allow the use or maintenance of the Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover hazardous, toxic or infectious waste nor shall Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious waste on or about the Premises. Hazardous, toxic or infectious waste shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or in serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include, without limitation, hazardous substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 9601 et. seq., 42 U.S.C. Section 6901 et. seq; and any other applicable federal, state or local Laws. Tenant shall immediately notify Landlord of the presence or suspected presence of any hazardous, toxic or infectious waste on or about the Premises and shall deliver to Landlord any notice received by Tenant relating thereto.
     Landlord and its agents shall have the right, but not the duty, to inspect the Premises and conduct tests thereon at any time to determine whether or the extent to which there is hazardous, toxic or infectious waste on the Premises. Landlord shall have the right to immediately enter upon the Premises to remedy any contamination found thereon. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss or damage to Tenant’s property or business caused thereby. If any lender or governmental agency shall ever require testing to ascertain whether there has been a release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement arose in whole or in part because of Tenant’s use of the Premises. Tenant shall execute affidavits, representations and the like from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of any hazardous, toxic or infectious waste on the Premises or Tenant’s intent to store or use toxic materials on the Premises. Tenant shall indemnify and hold harmless Landlord from any and all claims, loss, liability, costs, expenses or damage, including attorneys’ fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this section. The covenants and obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease.
     (c) Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant’s sole cost and expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own use of the Premises or negligence.
     (d) Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are attached to this Lease, made a part hereof and marked Exhibit “E.” Landlord shall have the right to change such rules and regulations or to make new rules and regulations from time to time in any manner that it deems necessary or desirable in order to ensure the safety, care and cleanliness of the Building and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same. Tenant shall comply with any and all rules and regulations governing the Property in the same manner as set forth in this section.

     (e) Compliance with Zoning. Tenant knows the character of its operation in the Premises and that applicable zoning ordinances and regulations are of public record. Tenant shall have sole responsibility for its compliance therewith, and Tenant’s inability to so comply shall not be cause for Tenant to terminate this Lease.
8.	UTILITIES AND OTHER BUILDING SERVICES
     (a) Services to be Provided. Landlord shall furnish Tenant, between the hours of 8:00 a.m. and 6:00 p.m., on Monday through Friday, and 8:00 a.m. and 12:00 p.m. on Saturday of each week, except on legal holidays and except as noted below, with the following utilities and other building services to the extent considered by Landlord to be reasonably necessary for Tenant’s comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:
          (i) Heating, ventilation and air conditioning;
          (ii) Electricity for lighting and operating business machines and equipment in the Premises and the common areas and facilities of the Building;
          (iii) Water for lavatory and drinking purposes;
          (iv) Automatic elevator service;
          (v) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in common washrooms on Monday through Friday of each week except legal holidays;
          (vi) Washing of interior and exterior windows at intervals established by Landlord;
          (vii) Replacement of all building standard lamps, bulbs, starters and ballasts used in the Building;
          (viii) Cleaning and maintenance of the common areas and facilities of the Building and the walks, driveways, parking lots and landscaped areas adjacent to the Building, including the removal of rubbish and snow; and
          (ix) Repair and maintenance of the Building and certain systems within the Premises to the extent specified in Paragraph 10(a) hereof.
     (b) Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities greater than that which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 8(d) hereof.

     If any lights, machines or equipment (including, but not limited to, computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building’s air conditioning system, Landlord shall have Jhe right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the
Premises and the rest of the Building, including that which modifies the Building’s air conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Paragraph 8(d) hereof.
     Tenant shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for general office use by tenants in office buildings comparable to the Building (personal computers, servers and LANs being examples of such typical electrical equipment) nor any water-cooled machinery or equipment without Landlord’s prior written consent. Typical electrical equipment shall not include computer mainframe equipment or other computer systems located within a dedicated data processing room using specialized electrical, fire suppression or similar systems. If Landlord determines that the machinery or equipment to be so installed or connected exceeds the designed load capacity of the Building’s electrical system or is in any way incompatible therewith or will materially affect utility costs, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to any utility system or other parts of the Building or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Paragraph 8(d) hereof. Landlord makes no representation concerning the quality of electrical power delivered to the Building and Tenant shall be solely responsible for determining power conditioning requirements as well as electrical circuiting, grounding and related requirements ‘for Tenant’s electrical power service.
     Landlord shall have the right, at its sole cost, to install meters or submeters to measure the amount of electricity consumed from time to time in the Premises. In such event, Tenant shall pay, as Additional Rent, charges for all utility services consumed in the Premises and measured by any such meters or submeters as the same are billed to Tenant from Landlord from time to time; provided, the cost of such services shall not exceed the rate that Tenant would pay for comparable services if purchased directly from the utility supplying such services. If Landlord chooses to so meter or submeter the Premises, during the period that such meters or submeters are operating, Tenant shall have no obligation to pay, as part of Operating Expenses, the cost of electricity consumed in the Premises or any other premises in the Building occupied by tenants.
     (c) Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.
     (d) Payment for Utilities and Building Services. The cost of additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant’s activities as provided in Paragraph 8(b) hereof shall be borne by Tenant, who shall be separately billed therefore and who shall reimburse and pay Landlord monthly for the same as Additional Rent, at the same time the next monthly installment of Base Rent and other Additional Rent is due. Tenant agrees to give reasonable advance notice, in writing, to Landlord of its request for additional services.
     (e) Energy Conservation. Notwithstanding anything to the contrary in this Paragraph 8 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord’s discretion, for the conservation and/or preservation of energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.
9. SIGNS
     Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Premises, Property or Building visible from outside the Premises, except for such tenant identification information as Landlord, at its own discretion, permits to be included and agrees to install on the directory board in the main lobby and on the tenant access doors to the Premises.
10. REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES
     (a) Repair and Maintenance of Building. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof but excluding the interior faces of walls within the Premises), foundation, basement, the common areas and facilities of the Building and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises and other parts of the Building, except that the repair and maintenance of any electrical, plumbing, heating, ventilation and air conditioning components which have been installed in the Premises pursuant to the provisions of Paragraph 8(b) hereof shall be the responsibility of Tenant. The cost of all repairs required to be made by Landlord shall be an Operating Expense of the Building unless made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as Additional Rent.
     (b) Repair and Maintenance of Premises. Except as provided in Paragraph 10(a) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair at all times during the Term, and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, under the supervision and subject to the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant fails to do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including Landlord’s Costs, forthwith upon being billed for same. As used in this Lease, the term “Landlord’s Costs” shall mean fifteen percent (15%) of any costs or expenses paid by Landlord, in order to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s actions or involvement.
     (c) Alterations or Improvements. Tenant shall not make, nor permit to be made, alterations or improvements to the Premises, unless Tenant obtains the prior written consent of Landlord thereto. If Landlord permits Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation the provision by Tenant to Landlord with security for the payment of all costs to be incurred in connection with such work, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work and the posting and. re-posting of notices of Landlord’s non-responsibility for mechanics’ liens. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify, defend and hold harmless Landlord from and against any mechanics’ liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall, at Landlord’s election, either (i) become a part of the realty and the property of Landlord-and shall not be removed by Tenant, or (ii) be removed by Tenant upon the expiration or sooner termination hereof and any damage caused thereby repaired at Tenant’s cost and expense. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant’s expense. At Landlord’s election, Landlord and Landlord’s architect, engineers or contractors shall have the right to supervise all construction operations within the Premises, and Tenant shall promptly pay Landlord the cost of such supervision.
     (d) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and at the request of Landlord shall, be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant’s expense.

     (e) Wiring and Cabling. Any wiring or cabling installed by Tenant in the Premises or in shafts, ducts or portions of the Common Areas shall be removed by Tenant at Tenant’s expense on or before the Expiration Date or earlier termination of this Lease. If Tenant fails to remove any such wiring or cabling, Landlord may have the same removed at Tenant’s expense.
     (f) Storefront. If the Premises includes storefront glass entrances or walls at or near public spaces in the Building, Tenant must have specific approval by Landlord of all colors and materials for floorcovering, wallcovering, furniture, open landscape partitions, and artwork prior to installation.
     (g) Reserved Rights. Landlord reserves the right to decorate and to make, at any time or times, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, Property or Building or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises, Property or Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and for any other expenses incurred if such work is done during other hours at Tenant’s request.
11. FIRE OR OTHER CASUALTY; CASUALTY INSURANCE
     (a) Substantial Destruction of the Building. If the Building should be substantially destroyed [which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Building] by fire or other casualty, Landlord may, at its option, terminate this Lease by giving written notice thereof to the Tenant within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. If Landlord does not exercise this option, then Landlord’s Work in the Premises shall be reconstructed and restored, at Landlord’s expense, to substantially the same condition as existed prior to the casualty to the extent insurance proceeds are available therefor.
     (b) Substantial Destruction of the Premises. If the Premises should be substantially destroyed or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty and the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:
          (i) Tenant may require that Landlord’s Work in the Premises be reconstructed and restored, at Landlord’s expense, but subject to the availability of insurance proceeds, to substantially the same condition as existed prior to the casualty, except for repair or replacement of Tenant’s personal property, equipment, leasehold improvements and trade fixtures, which shall remain Tenant’s responsibility. This option shall be exercised by Tenant by giving written notice to Landlord within thirty (30) days after the date of the casualty, and upon the exercise thereof, rent shall be abated from the date of the casualty until substantial completion of the reconstruction of the Premises, whereupon this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions and covenants as are contained herein. If this option is not so exercised by Tenant, Landlord shall then have the right and option, to be exercised within thirty (30) days following the expiration of Tenant’s option period, by giving of written notice to Tenant, to reconstruct and restore Landlord’s Work in the Premises to substantially the same condition as existed prior to the casualty, or Landlord, at its option, shall make available reasonably comparable space in the Building to accommodate Tenant. In either such event, this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions, and covenants as are contained herein; provided, however, that the rent shall be abated from the date of the casualty until substantial completion of the reconstruction of Landlord’s Work in the Premises or notice by Landlord that comparable space is ready for Tenant to occupy. If Landlord fails to exercise either of these aforementioned options, this Lease shall be terminated as of the date of the casualty, to which date rent shall be apportioned and shall cease.
          (ii) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.
     (c) Partial Destruction of the Premises. If the Premises should be rendered partially untenantable for the purpose for which they were leased [which, as used herein, means such destruction or damage as would prevent Tenant from carrying on its business on the Premises to an extent not exceeding forty percent (40%) of its normal business activity] by fire or other casualty, then such damaged part of Landlord’s Work in the Premises shall be reconstructed and restored, at Landlord’s expense, but subject to the availability of insurance proceeds, to substantially the same condition as existed prior to the casualty, except for repair or replacement of Tenant’s personal property, equipment, leasehold improvements and trade fixtures, which shall remain Tenant’s responsibility; rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within two hundred (200) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.
     (d) Casualty Insurance. Landlord shall be responsible for insuring and shall, at all times during the Term, carry as an Operating Expense of the Building a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage and endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. If Tenant’s operation or the Tenant Finish Improvements installed by Landlord pursuant to the provisions of Paragraph 5 hereof or any alterations or improvements made by Tenant pursuant to the provisions of Paragraph 10(c) hereof are substantially different from the Tenant Improvements described in Exhibit “D” and result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent after being billed therefore. Tenant shall, at all times during the Term, carry at its own expense property insurance covering its personal property, trade fixtures installed by or paid for by Tenant, or any additional improvements which Tenant may construct on the Premises, which coverage shall be no less than eighty percent (80%) of replacement value. Tenant shall also carry business interruption insurance on such terms as shall be reasonably satisfactory to Landlord. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect.
     (e) Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Building or personal property within the Building, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.
12. GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE
     (a) Except for the gross negligence or intentional misconduct of Landlord, Landlord’s agents, servants or employees, Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and hold it harmless from, any and all liability for,any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Premises and Tenant hereby releases Landlord from any and all liability for the same. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys’ fees, incurred in connection therewith.
     (b) Tenant shall, at all times during the Term, carry at its own expense for the protection of Tenant, Landlord and Landlord’s management agent, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, covering Tenant’s use, occupancy and operations providing minimum coverages of $1,000,000 combined single limit for bodily injury and property damage per occurrence with $2,000,000 aggregate coverage. Such insurance policy or policies shall name Landlord, its mortgagee, agents and employees, as additional insureds and shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing such insurance. In addition, with the delivery of such certificates naming the Landlord, its mortgagee, agents and employees as additional insureds, Tenant shall cause its insurer to provide the Landlord with an Acord 27 form. Should Tenant fail to carry such insurance and furnish Landlord with copies of all such policies or certificates thereof after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as Additional Rent. Landlord shall have the right during the term of this Lease to adjust the minimum coverage levels stipulated above upon written notice to Tenant. Within thirty (30) days of such written notice, Tenant shall provide Landlord with evidence of such adjustment. Tenant shall also provide Landlord with certificates evidencing workers’ compensation insurance coverages. Tenant’s insurance coverages required hereby shall be deemed to be additional obligations of Tenant and shall not be a discharge or limitation of Tenant’s indemnity obligations contained in Paragraph 12(a) hereof.
     (c) Except for the negligence or intentional misconduct of Tenant or Tenant’s agents, servants or employees, Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities for the Building and the walks, driveways, parking lot and landscaped areas adjacent to the Building; provided, however, nothing contained herein shall release or diminish Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses.
     (d) Landlord and its partners, members, shareholders, affiliates, officers, agents, servants and employees shall not be liable for any damage to person, property or business or resulting from the loss of use thereof sustained by Tenant or by any other persons due to the Building or Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building or Property, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water, or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause. Tenant agrees that all personal property located in the Premises or upon loading docks, receiving and holding areas, or freight elevators of Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.
13. EMINENT DOMAIN
     If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant’s business, moving and relocation expenses and depreciation to and removal of Tenant’s trade fixtures and personal property, so long as such award does not reduce the Landlord’s award.
14. LIENS
     If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed thirty (30) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys’ fees, resulting therefrom or by reason thereof. If such lien is not discharged of record within thirty (30) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly, upon notice, reimburse Landlord for all sums, costs and expenses (including reasonable attorneys’ fees and Landlord’s Costs) incurred by Landlord in connection with such lien.
15. RENTAL, PERSONAL PROPERTY AND OTHER TAXES
     (a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as “taxes”), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant’s liability therefore is finally determined.
     (b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as Additional Rent for the amount of real property taxes shown on the appropriate county official’s records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

16. ASSIGNMENT AND SUBLETTING.
     Tenant shall not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall notify Landlord in writing (“Tenant’s Notice to Sublet”) thirty (30) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises. Tenant’s Notice to Sublet shall include the proposed sublease document (including complete disclosure of all terms of the contemplated transaction), name and address of proposed subtenant or assignee, and the accurate business information (including but not limited to current balance sheet, current and historical operating statements, narrative history and description of business) regarding the proposed subtenant or assignee. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease. In the event of any assignment or subletting of the Premises, Tenant shall be solely responsible for reimbursing Landlord for its reasonable attorneys’ fees incurred in the review of such documents. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant’s obligations under this Lease and Landlord Tenant and Subtenant shall execute Landlord’s standard consent form. Landlord agrees to be reasonable in its consent, but Landlord may at its sole discretion withhold its consent to an assignment or sublease to any present tenant of Landlord in the Property or to any tenant whose occupancy would be inconsistent with the character of the Property or whose business is in direct competition with that of another tenant of the Property. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting, and Landlord shall have a security interest in all property on the Premises to secure payment of such sums. Landlord, at its option, may also recapture any sublet space in the event of default. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Any rents received by Tenant from the assignment or subletting of the Premises which exceed rents payable by Tenant hereunder shall be immediately paid to Landlord as additional compensation. Landlord shall, at its option, have the right to recapture all or any part of the Premises Tenant proposes to assign or sublet within thirty (30) days of Landlord’s receipt of Tenant’s Notice to Sublet. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and upon such transfer, the transferor shall have no further liability hereunder and Tenant shall attorn to any such transferee.
17. SUBORDINATION OF LEASE TO MORTGAGES
     This Lease is subject and subordinate to any mortgage, deed of trust or similar encumbrance including ground or underlying leases presently existing or hereafter voluntarily placed upon the Building or the Premises, including any renewals, extensions or modifications thereof; and the recording of any such mortgage, deed of trust or similar encumbrance shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord’s request, execute and deliver within five (5) days to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.
     Landlord shall have the right to sell the Building and Premises at any time during the Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.
18. ATTORNMENT
     Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings on or in which the demised premises is contained upon any foreclosure of any mortgage or deed of trust upon such land or buildings or upon the execution of any deed in lieu of such foreclosure in respect of such mortgage or deed of trust.
19. DEFAULTS AND REMEDIES
     (a) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:
          (i) Tenant shall fail to pay any monthly installment of Base Rent or Additional Rent or Rent Adjustment within ten (10) days after the same shall be due and payable;
          (ii) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease fora period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, but in any event completes cure within ninety (90) days after notice from Landlord;
          (iii) Tenant shall vacate or abandon or fail to occupy, for a period of ten (10) days, the Premises or any substantial portion thereof;
          (iv) Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution [and Tenant does not discharge the same within thirty (30) days thereafter]; or
          (v) Tenant causes or permits a hazardous condition to exist on the Premises and fails to cure such condition immediately after notice thereof from Landlord.

     (b) Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 19(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:
          (i) Landlord may apply the security deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, regardless of whether caused by Landlord’s negligence or otherwise;
          (ii) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; and (B) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent.
          (iii) Landlord may terminate Tenant’s right of possession of the Premises and may repossess the Premises by lawful detainer action, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord fails to so relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the rent which would have been due under this Lease for the balance of the Term or exercised renewal period as such rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease.
          (iv) Notwithstanding any election by Landlord of any right or remedy set forth herein, and in addition to any other remedies Landlord may have, Landlord shall be entitled at any time and from time to time after default by Tenant hereunder, to recover from Tenant:
     (1) all damages Landlord may incur by reason of such default, including without limitation, all loss or damage sustained in connection with such default, costs of performing any covenant or covenants of Tenant, costs of recovering possession of, altering, repairing and reletting the Premises, reasonable attorneys’ fees and collection costs, and the value at the time of such termination of the amount of rent and Additional Rent which would become payable under this Lease for the remainder of the full Term specified in Paragraph 2 of the Lease, less the net amount of such rent and Additional Rent for the remainder of the Term which Tenant proves could reasonably be recovered by Landlord from reletting the Premises under then-current and reasonably anticipated market conditions; or
     (2) as liquidated damages, an amount equal to the rent and Additional Rent which would become payable under this Lease for the remainder of the Term or exercised renewal period (if any) which shall be immediately due and payable, without deduction or diminution and without relief from valuation or appraisement laws. Tenant hereby acknowledges that the nature of Tenant’s default may cause or result in damages, costs and expenses incurred by Landlord not contemplated by this Lease, the exact amount of which being extremely difficult and impractical to fix, and that such liquidated damages represent a fair and reasonable estimate of the costs which Landlord may incur due to Tenant’s default.
          (v) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.
     Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant’s right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and any subsequent extension hereof.
     (c) Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.
     Notwithstanding anything to the contrary set forth herein, in the event of any default by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has notified in writing the mortgagee, or holder of such trust, deed or lessor as the case may be (if the name and address of such mortgagee, holder or lessor shall have previously been furnished by written notice to Tenant) of such default, and (ii) such mortgagee, holder or lessor, as the case may be, fails within a reasonable time (not to exceed 45 days) after receipt of such notice to cause such default to be cured; provided, however, such default shall be deemed to be cured if such mortgagee, holder of such trust, deed or lessor commences such performance within said forty-five day period and thereafter diligently undertakes to complete the same.
     (d) Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default or breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.
     (e) Attorneys’ Fees. If Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees or out-of-pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord (without Landlord’s fault) to be involved or concerned, Tenant agrees to reimburse Landlord for the attorneys’ fees and costs incurred thereby, whether or not suit is actually filed.
20. BANKRUPTCY OR INSOLVENCY
     It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Tenant:
     (a) If a petition is filed by, or an order for relief is entered against, Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (b) and (d) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord’s business judgement, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after his appointment, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease shall be terminated. Landlord’s right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.
     (b) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant’s trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective, any election to assume this Lease must be in writing addressed to Landlord and, in Landlord’s business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

          (i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (b), that
               (1) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of assumption, and
               (2) The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption.
          (ii) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that, within ten (10) days from the date of assumption, Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord’s written statement of pecuniary loss sent to the trustee or debtor-in-possession.
          (iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant’s obligations under this Lease; provided, however, that:
               (1) From and after the date of assumption of this Lease, the trustee or the debtor-in-possession shall pay Base Rent and Rent Adjustment payable under this Lease in advance in equal monthly installments on each date that such rents are payable;
               (2) The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months Base Rent, Rent Adjustment and other monetary charges accruing under this Lease;
               (3) If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth (1/12) of the Tenant’s annual Taxes, Operating Expenses, and other obligations under this Lease; and
               (4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.
          (iv) Landlord has determined that the assumption of this Lease will not:
               (1) Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Building in which the Premises is located, or
               (2) Disrupt, in Landlord’s judgment, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of tenants in the Building which, in Landlord’s judgment, would be most beneficial to all of the tenants thereof and would enhance the image, reputation and profitability thereof.
          (v) For purposes of this subparagraph (b), “adequate assurance” means that:

               (1) Landlord determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant’s obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully-operational, actively-promoted business in the Premises; and
               (2) An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure all monetary and non-monetary defaults under this Lease within the time periods set forth above.
     (c) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph (b) above, and, thereafter, Tenant is either adjudicated bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the Tenant’s rights under it, by giving written notice of Landlord’s election to so terminate.
     (d) If the trustee or the debtor-in-possession has assumed this Lease pursuant to subparagraph (a) or (b) above, to assign or to elect to assign Tenant’s interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (d), of all of the terms, covenants, and conditions of this Lease.
          (i) For purposes of this subparagraph (d), “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:
               (1) The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the Tenant’s obligations under this Lease;
               (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord [e.g., letter(s) of credit], from one or more persons who satisfy Landlord’s standards of creditworthiness; and
               (3) Landlord has obtained consents or waivers from any third parties which may be required, under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.
     (e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus Rent Adjustment and other monetary obligations of Tenant included herein.
     (f) Neither Tenant’s interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord’s acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived or waive either the requirement of Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.
21. ACCESS TO THE PREMISES
     Landlord, its employees and agents and any mortgagee of the Building, shall have the right to enter any part of the Premises at all reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, nor entitle Tenant to any abatement of rent therefore.
22. SURRENDER OF PREMISES
     Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, improvements, and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant’s expense, which shall be payable upon demand. Upon such expiration or termination, Tenant’s trade fixtures, furniture, and equipment shall remain Tenant’s property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease, Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed. Any of Tenant’s trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be removed and/or destroyed at Tenant’s expense.
23. HOLDING OVER
     If Tenant remains in possession of the Premises without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will on a month to month basis subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord 150% the last current monthly installment of Base Rent and Rent Adjustment, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over, including, without limitation, all direct and indirect damages and losses sustained by Landlord. Tenant shall vacate and surrender the Premises to Landlord upon Tenant’s receipt of notice from

Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.
24. LANDLORD’S RIGHT TO RELOCATE TENANT
     Landlord shall have the right, in its sole discretion, upon at least thirty (30) days’ prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Building containing at least as much rentable area as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matters pertinent thereto.
25. QUIET ENJOYMENT
     Except as provided in Paragraph 23 hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall, at all times during the term hereof, have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.
26. NOTICE AND PLACE OF PAYMENT
     (a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant.
     (b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in Paragraph 26(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.
     (c) Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand or request at the address set forth below or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand or request shall be deemed to have been given as of the date it was so delivered or mailed.

Landlord:	Tenant:
ZELLER MANAGEMENT CORPORATION	Endocyte, Inc.
11611 N. Meridian Street, Suite 120	8910 Purdue Road, Suite 725
Carmel, IN 46032	Indianapolis, IN 46268
Attention: Mark Vollbrecht

With copies to:	Prior to occupancy of Premises:
Zeller Management Corporation

401 North Michigan Avenue, Suite 250

Chicago, IL 60611

Attention: One College Park Asset Manager

27. MISCELLANEOUS GENERAL PROVISIONS
     (a) Payments Deemed Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated “rent” or “additional rent” and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in Paragraph 19(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant’s obligation to pay rent. Tenant’s obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.
     (b) Estoppel Letters. Tenant shall, within five (5) days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord, a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification); (ii)the date to which rent has been paid; (iii) that there are not, to Tenant’s knowledge, any uncured defaults (or specifying such defaults if any are claimed); (iv) that any successor Landlord and/or mortgagee shall not be liable for the payment of rent by Tenant more than one month in advance; (v) that any successor Landlord and/or mortgagee shall not be liable for the completion of the Landlord’s work; (vi) the Lease contains the entire agreement between the parties; (vii) the Lease has not been assigned or subleased; (viii) no damage has occurred to the Premises as the result of a casualty; (ix) the Premises have not been reduced in size as a result of a condemnation proceeding; and (x) such further matters as may be requested by Landlord. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant’s failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord’s performance hereunder.
     (c) Broker. Tenant covenants, warrants and represents that no broker except Meridian Real Estate and Zeller Management Corporation (the “Brokers”) was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Brokers concerning the leasing of the Premises. Landlord and Tenant each agree to indemnify and hold harmless one another against and from any claims for any brokerage commissions and all costs, expenses and liabilities incurred by reason of any brokerage commission alleged to be payable because of any act, omission or statement of the indemnifying party. Such indemnity obligation shall be deemed to include the payment of reasonable attorneys’ fees and court costs incurred in defending any such claim. Landlord shall pay any brokerage commissions due the Brokers pursuant to a separate agreement between Landlord and the Brokers.
     (d) Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Indiana. Landlord and Tenant hereby waive any objection to any action or proceeding in an Indiana state court on the basis of lack of personal jurisdiction or forum non conveniens.
     (e) Entire Agreement. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.
     (f) Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord’s covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.
     (g) Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.
     (h) No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant’s business on the Premises or otherwise.
     (i) Headings; Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.
     (j) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.
     (k) Allocation of Rent. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such rent abatement period, nor is such rent intended by the parties to be allocable to any abatement period.
     (l) Right to Change Building and Property Name and Address. Landlord reserves the right to change the name or street address of the Building and Property.

     (m) Requirement of Identification. Landlord, or its contractor(s), may require all persons entering or leaving the Building or Property during such hours as Landlord may reasonably determine, to identify themselves by registration or otherwise, and to establish their right to leave or enter, and to exclude or expel any peddler, solicitor or beggar at any time from the Premises, Property or Building.
     (n) Financial Statements. Tenant shall cause to be delivered to Landlord, as soon as practicable, but in any event within ninety (90) days after the close of each operating year of Tenant, Tenant’s financial statements as at the end of such operating year, all certified as to accuracy by an independent certified public accountant or representative of Tenant acceptable to Landlord, including an annual operating statement showing in reasonable detail all the income and expenses of Tenant.
     (o) Reserved Areas, Light and Air. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant’s exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floorcovering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.
     (p) Limitation of Landlord’s Personal Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment, and as such, it being agreed and understood that Landlord (and its partners, members and shareholders) shall never be personally liable for any such judgment and Tenant further agrees that Landlord shall not be liable for any deficiency.
     (q) Time of Essence. Time is of the essence of this Lease and each of its provisions.
     (r) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.
     (s) Construction. The parties (i.e., the Landlord and Tenant) hereto hereby acknowledge and agree that (i) each party hereto is of equal bargaining strength, (ii) each such party has actively participated in the drafting, preparation and negotiation of this Lease, (iii) each such party has consulted with such party’s own, independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Lease, (iv) each such party and such party’s counsel and advisors have reviewed this Lease, (v) each such party has agreed to enter into this Lease following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Lease, or any portions hereof, or any amendments hereto.
[The remainder of this page is intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD: ZELLER MANAGEMENT CORPORATION As agent for Owner
By:	/s/ Mark Vollbrecht
Mark Vollbrecht
Senior Vice President

TENANT: ENDOCYTE, INC,
By:	/s/ Mike Sherman
Printed: Mike Sherman
	Title:	CFO

EXHIBITS
A) Demising Plan
B) Legal Description
C) Furniture Inventory
D) Intentionally Deleted
E) Rules & Regulations
F) Estoppel Letter
G) Intentionally Deleted

EXHIBIT A
Demising Plan

EXHIBIT B
Legal Description
Part of Blocks 233 and 231 in College Park West, an Addition in Marion County, Indiana, as per plat thereof recorded September 20, 1971 as Instrument No. 71-50458, in the Office of the Recorder of Marion County, Indiana, described as follows:
Beginning at the Southeast corner of said Block 231; thence North 18 degrees 50 minutes 00 seconds West along the East line of said block and West right of way line of Purdue Road, 611.55 feet; thence South 71 degrees 10 minutes 00 seconds West 655.00 feet to a point on the West line of Block 231; thence South 18 degrees 50 minutes 00 seconds East along said West line 611.55 feet to the Southwest corner of Block 231 continuing thence South 18 degrees 50 minutes 00 seconds East along the West line of Block 233 a distance of 5.60 feet; thence North 71 degrees 10 minutes 00 seconds East and parallel to the South line of Block 231 a distance of 655.00 feet to a point on the East line of Block 233; thence North 18 degrees 50 minutes 00 seconds West along said East line 5.60 feet to the point of beginning.

EXHIBIT C
Furniture Inventory

Office #1	Office #2	Office #3	Office #4	Reception
(1) Bookshelf	(1) Bookshelf	(1) Bookshelf	(1) Bookshelf	(2) Chair
(1) Chair	(1) Chair	(2) Chairs	(3) Chairs	(1) Table
(1) Credenza	(1) Credenza	(1) Desk	(1) Credenza
(1) Desk	(1) Desk

Open
(1) Bookshelf
(4) Chairs
(1) Conference Table
(1) White Board

EXHIBIT D
(Intentionally Deleted)

EXHIBIT E
Rules & Regulations
     Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building:
     1. The sidewalks, entries, passages, courtyard, corridors, stairways, and elevators shall not be obstructed by any tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites. Boxes, cartons or any other debris which is to be thrown away by the cleaning crew should not be left in the corridors.
     2. All heavy articles (i.e., safes) shall be carried into or through the Premises only at such times and in such manner as shall be prescribed by Landlord, and Landlord shall in all cases have the right to specify the proper weight and position of any such heavy article. Any damage done to the Building by taking in or removing any such equipment or from overloading any floor in any way shall be paid for by Tenant. Defacing or injuring in any way any part of the Building by Tenant, his agents or employees, shall be paid for by Tenant.
     3. Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including but not limited to the installation of the telephone and other communications equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefore.
     4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of said Building. Landlord will supply building standard signage for Tenant’s suite entrance, at Landlord’s cost. Any additions, deletions or changes to the door signage after the original signage is installed shall also be at Tenant’s cost. A directory in a conspicuous space, with the names of tenants, will be provided by Landlord; any necessary revisions to the directory will be made by Landlord within a reasonable time after notice from Tenant of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant, at the expense of Tenant.
     5. Tenant shall have the non-exclusive use in common with Landlord, other tenants, their guests and invitees, of the driveways and sidewalks, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of tenants of the Building and their employees, and tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that Landlord shall have towed from the premises when illegally parked. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.
     6. No tenant shall do or permit anything to be done in said Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.
     7. Employees of the Building will at all times keep a pass key, and agents of Landlord shall at all times be allowed admittance to Tenant’s Premises.
     8. No additional locks shall be placed upon any doors without the written consent of Landlord. All keys to the Premises shall be furnished by Landlord in a reasonable number commensurate with the square footage leased. Additional keys shall be furnished at Tenant cost. Upon termination of this Lease, all keys shall be surrendered, and Tenant shall then give Landlord or its agent explanation of the combination of all locks upon any doors or vaults.
     9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any tenant.
     10. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or any unreasonable noise. No animals or pets of any kind will be allowed in the building.
     11. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.
     12. No bicycles or similar vehicles will be allowed in the Building.
     13. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.
     14. Tenant shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.
     15. If any tenant desires, at its cost, telephonic or other electronic connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.
     16. Landlord will furnish building standard mini blinds on all exterior windows in the Premises which Tenant occupies, at Landlord’s cost. If Tenant desires to install draperies, at Tenant’s cost, they must be of such shape, color, materials and make as shall be prescribed by Landlord. Landlord or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

     17. Six months prior to the expiration of the Lease, Landlord or its agents may show the Premises and may place on the windows or doors thereof, or upon the bulletin board, a notice “For Rent”.
     18. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.
     19. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order at Tenant’s cost under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.
     20. Tenant shall not install or authorize the installation of any vending machines or food preparation devices without Landlord’s written approval. Landlord shall have the right to rescind this approval, if given, without liability to Tenant for reimbursement of any Tenant costs or expenses or to grant exclusive rights to vending machine operators.
     21. Landlord reserves the right at any time to take one elevator out of service to tenants for exclusive use by management in servicing the Building.
     22. No electric heaters or electric fans are allowed on the Premises without the prior written consent of Landlord.
     23. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.
     24. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and transoms and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.
     25. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.
     26. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises; or do anything therein tending to create, or maintain, a nuisance; or disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.
     27. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

     28. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.
     29. Upon written application by Tenant, and approval thereof by Landlord, Landlord shall furnish freight elevator service for Tenant at times other than those times provided for in the Lease at rates for such usage from time to time maintained in effect by Landlord.
     30. Smoking shall be prohibited in the Building except in the areas specifically designated by the Landlord as a “smoking area.”

EXHIBIT F
Estoppel Letter

Dated:	/ /

To:	ZELLER MANAGEMENT CORPORATION (“Landlord”)
c/o Zeller Realty Group
11611 North Meridian Street, Suite 120
Carmel, IN 46032
Attn: Mark Vollbrecht

Re:	Office Space located at 8910 Purdue Road, Suite 725, Indianapolis, IN 46268, for ENDOCYTE, INC., a Delaware corporation
Gentlemen:
     The undersigned, as Tenant under a lease dated                                          (the “Lease”) for the above-referenced office space, hereby confirms and represents to you the following:
1.	Attached hereto as Exhibit 1 is a true and correct and complete copy of the Lease. The Lease has not been modified, altered or amended in any way, except by said documents attached hereto.

2.	The term of the Lease commences on and expires on .

3.	The current monthly base rent payable under the Lease commencing , is $ . No rentals or other charges have been paid in advance.

4.	The undersigned has accepted and is in possession of the premises demised pursuant to the terms of the Lease. Landlord has fully performed all of its obligations to construct any improvements in and/or to the premises demised under the Lease. All reimbursements for construction of improvements, if any, have been paid to us by Landlord.

5.	To the best of the undersigned’s knowledge, neither Landlord nor Tenant is in default in any manner in the performance of any of the terms, covenants or provisions of the Lease, and to the best of the undersigned’s knowledge, no fact or condition presently exists which, with the passage of time, the giving of notice, or both, would constitute a default by either Landlord or Tenant under the Lease. The undersigned has not sent nor received any notice of default under the Lease which, as of the date hereof, has not been cured and has no unsatisfied claims against Landlord.

6.	The Lease is in full force and effect, and Tenant has no defenses or set-offs arising out of the Lease or in any way relating thereto.

7.	A security deposit of $ has been deposited with the Landlord.
The above statements are made upon the understanding that future owners or financiers of the Premises may rely on the above statements.

TENANT:

ENDOCYTE, INC.

By
Name:

Title:

EXHIBIT G
(Intentionally Deleted)

FIRST AMENDMENT TO OFFICE LEASE
     THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 4th day of December, 2009, by and between ZELLER MANAGEMENT CORPORATION, as agent for Owner (“Landlord”), and ENDOCYTE, INC. (“Tenant”).
RECITALS
     WHEREAS, on May 30, 2008, Landlord entered into a certain Office Lease (the “Lease”) with Tenant for office space located in One College Park at 8910 Purdue Road, Indianapolis, Indiana 46268 (the “Building”) whereby the Tenant agreed to lease approximately 1,378 rentable square feet of office space known as Suite 725 and situated on the seventh floor of the Building (the “Premises”);
     WHEREAS, Tenant desires to extend the term of the Lease;
     WHEREAS, Landlord is willing to extend the term of the Lease subject to the terms and conditions provided herein; and
     WHEREAS, Landlord and Tenant now desire to amend the Lease to incorporate the terms as hereinafter provided.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:
     1. Recitals and Definitions. The Recitals set forth above are hereby incorporated by reference. Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Lease.
     2. Extension of Term. Paragraph 2 of the Lease is hereby amended to provide for an extended term (the “Extended Term”) commencing January 1, 2010 and continuing through January 31, 2012 (the new Expiration Date).
     3. Base Year. Effective January 1, 2010, the number “2008” in Subparagraph (ii) of Paragraph 3 of the Lease shall be deleted and replaced with “2010.”
     4. Base Rent. Subparagraph (viii)(a) of Paragraph 3 of the Lease is hereby amended to provide for Annual Base Rent and Monthly Base Rent during the Extended Term as follows:

Period	Annual Base Rent	Monthly Base Rent
Jan. 1, 20 —Jan. 31, 2010		$0.00
Feb. 1, 20 — Jan. 31, 2011	$25,493.04 ($18.50/rsf)	$2,124.42
Feb. 1, 20 — Jan. 31, 2012	$26,181.96 ($19.00/rsf)	$2,181.83

     5. Brokerage Commissions. Each party represents and warrants to the other that it has dealt with no broker, finder, or other person with respect to this Amendment other than Zeller Management Corporation and Jones Lang LaSalle Americas, Inc. (the “Brokers”). Landlord shall pay any commission becoming due and payable to the Brokers by separate agreement. Landlord and Tenant each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, expense, or claim incurred by reason of any other brokerage commission alleged to be payable because of any act, omission, or statement of the indemnifying party. Such indemnity obligation shall be deemed to include the payment of reasonable attorneys’ fees and court costs incurred in defending any such claim.
     6. Binding Effect. Except as amended hereby, all terms and conditions of the Lease are ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any inconsistency between the provisions of this Amendment and the Lease, the terms and provisions of this Amendment shall govern and control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective successors and permitted assigns.
     7. Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord or Tenant and no obligations on Landlord or Tenant shall arise under this Amendment unless and until this Amendment is fully executed by both Landlord and Tenant.
     IN WITNESS WHEREOF, this Amendment is executed by the parties as of the date first above written.

TENANT:		LANDLORD:

ENDOCYTE, INC.		ZELLER MANAGEMENT CORPORATION,
AS AGENT FOR OWNER

By:	/s/ Mike Sherman	By:	/s/ Mark Vollbrecht

	Printed: Mike Sherman		Mark Vollbrecht

	Title: CFO		Senior Vice President.

SECOND AMENDMENT TO OFFICE LEASE
     THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 5th day of May, 2010, by and between ZELLER MANAGEMENT CORPORATION, as agent for Owner (“Landlord”), and ENDOCYTE, INC. (“Tenant”).
RECITALS
     WHEREAS, on May 30, 2008, Landlord entered into a certain Office Lease (the “Lease”) with Tenant for office space located in One College Park at 8910 Purdue Road, Indianapolis, Indiana 46268 (the “Building”) whereby the Tenant agreed to lease approximately 1,378 rentable square feet of office space known as Suite 725 and situated on the seventh floor of the Building (the “Original Premises”);
     WHEREAS, on December 4, 2009, Landlord and Tenant entered into a certain First Amendment to Office Lease (the “First Amendment”) for purposes of extending the Expiration Date of the Lease to January 31, 2012, as well as making other amendments, the terms of which are fully set forth therein and hereby incorporated into this Amendment;
     WHEREAS, Tenant desires to extend the term of the Lease and to relocate to office space known as Suite 250, consisting of approximately 4,397 rentable square feet, and situated on the second floor of the Building (the “New Premises”);
     WHEREAS, Landlord is willing to extend the term of the Lease and relocate Tenant subject to the terms and conditions provided herein; and
     WHEREAS, Landlord and Tenant now desire to amend the Lease to incorporate the terms as hereinafter provided.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to further amend the Lease, as previously amended by the First Amendment, as follows:
     1. Recitals and Definitions. The Recitals set forth above are hereby incorporated by reference. Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Lease (including the First Amendment, as applicable).
     2. Extension of Term. Paragraph 2 of the Lease is hereby amended to provide for an extended term (the “Second Extended Term”) commencing June 1, 2010 and continuing through November 30, 2015 (the new Expiration Date).
     3. Base Rent. Subparagraph (viii)(a) of Paragraph 3 of the Lease and Paragraph 4 of the First Amendment are hereby amended to provide for Monthly Base Rent during the Second Extended Term (which replaces the Extended Term of the First Amendment with regard to the period of June 1, 2010 through January 31, 2012) as follows:

Period	Monthly Base Rent	Abatement*
June 1, 2010 — Jan. 31, 2011	$6,527.13	$4,402.71
Feb. 1, 2011 — Feb. 28, 2011	$6,584.54	$2,944.38
March 1, 2011 — May 31, 2011	$6,584.54	$1,486.04
June 1, 2011 — Aug. 31, 2011	$6,710.33	$1,528.50
Sept. 1, 2011 — Jan. 31, 2012	$6,710.33	$0.00
Feb. 1, 2012 — May 31, 2012	$6,595.50	$0.00
June 1, 2012 — May 31, 2013	$6,778.71	$0.00
June 1, 2013 — May 31, 2014	$6,961.92	$0.00
June 1, 2014 — May 31, 2015	$7,145.13	$0.00
June 1, 2015 — Nov. 30, 2015	$7,328.33	$0.00

*	The abatement shall apply (i.e., the amount in the Monthly Base Rent column shall be reduced by the amount in the Abatement column) only if Tenant is not in default, beyond any applicable notice and cure period, under the Lease at the time the Monthly Base Rent is due.
     4. Premises. Effective June 1, 2010 (the “New Premises Commencement Date”), the term “Premises” as used and defined in the Lease shall be deemed to mean and refer to the New Premises, as shown on the floor plan attached hereto as Exhibit A.
     5. Possession of New Premises and Surrender of Original Premises. Landlord shall make a good faith effort to deliver possession of the New Premises to Tenant on or before the New Premises Commencement Date with the New Premises Improvements (as defined in Paragraph 8 below) completed in accordance with the terms of this Amendment. If Landlord is unable to tender possession of the New Premises to Tenant on or before the New Premises Commencement Date, the New Premises Commencement Date as set forth in Paragraph 4 above shall be extended to the date that Landlord delivers possession of the New Premises to Tenant; however, such extension shall not change the dates in Paragraphs 2 and 3 above, provided that Landlord delivers possession of the New Premises to Tenant on or before July 1, 2010. If Landlord does not deliver possession of the New Premises to Tenant on or before July 1, 2010, the dates in Paragraphs 2 and 3 above shall be extended one day for each day of such delay past July 1, 2010. Tenant’s acceptance of possession of the New Premises upon Landlord’s tender thereof shall constitute Tenant’s acknowledgment that the New Premises is in good order and satisfactory condition; provided, however, Tenant shall have a period of thirty (30) days after the New Premises Commencement Date to notify Landlord of any defects or necessary repairs in the New Premises.
     The Lease shall terminate with respect to the Original Premises effective as of the date (the “Original Premises Termination Date”) which is the day immediately preceding the New Premises Commencement Date. Tenant shall surrender and vacate the Original Premises and deliver possession thereof to Landlord on or before the Original Premises Termination Date in accordance with the terms of Paragraphs 10 and 22 of the Lease. Landlord shall not be responsible for any costs incurred by Tenant in moving from the Original Premises into the New Premises.

     6. Rentable Area of Premises. Effective upon the New Premises Commencement Date, the rentable area of the Premises shall be approximately 4,397 rentable square feet.
     7. Tenant’s Proportionate Share. Effective upon the New Premises Commencement Date, Tenant’s Proportionate Share shall be 3.3%.
     8. Improvements. Landlord or its agents shall construct, at Landlord’s expense, the initial improvements to the New Premises (the “New Premises Improvements”) in accordance with the specifications attached hereto as Exhibit B. Tenant shall fully cooperate with Landlord in constructing the New Premises Improvements. Any changes requested or made in the New Premises Improvements that increase the cost thereof (“Change Orders”) shall be at Tenant’s sole cost and expense. No Change Orders shall be made without the prior written consent of Landlord after written request therefor by Tenant. Landlord shall not be obligated to incorporate such Change Orders into the New Premises Improvements until Tenant shall have paid Landlord’s reasonable estimate of the additional cost of such Change Order.
     9. Furniture in Original Premises. Notwithstanding anything to the contrary in Paragraph 5 of the Lease, the furniture discussed in Paragraph 5 of the Lease (other than the four cubicles, which shall remain in the Original Premises as Landlord’s property) shall be relocated by Tenant, at Tenant’s cost, to the New Premises. The furniture relocated to the New Premises (the “Relocated Furniture”) shall remain Landlord’s property until December 31, 2012, at which time the Relocated Furniture shall become Tenant’s property provided Tenant is not then in default of the Lease.
     10. Security Deposit. Concurrently with the execution and delivery of this Amendment by Tenant, Tenant shall deposit with Landlord the amount of Five Thousand Dollars ($5,000.00) as an additional security deposit, resulting in the Security Deposit equaling Seven Thousand Sixty-Seven Dollars ($7,067.00).
     11. Brokerage Commissions. Each party represents and warrants to the other that it has dealt with no broker, finder, or other person with respect to this Amendment other than Zeller Management Corporation and Jones Lang LaSalle Brokerage, Inc. (the “Brokers”). Landlord shall pay any commission becoming due and payable to the Brokers by separate agreement. Landlord and Tenant each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, expense, or claim incurred by reason of any other brokerage commission alleged to be payable because of any act, omission, or statement of the indemnifying party. Such indemnity obligation shall be deemed to include the payment of reasonable attorneys’ fees and court costs incurred in defending any such claim.
     12. Binding Effect. Except as amended hereby, all terms and conditions of the Lease are ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any inconsistency between the provisions of this Amendment and the Lease, the terms and provisions of this Amendment shall govern and control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective successors and permitted assigns.

     13. Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord or Tenant and no obligations on Landlord or Tenant shall arise under this Amendment unless and until this Amendment is fully executed by both Landlord and Tenant.
     IN WITNESS WHEREOF, this Amendment is executed by the parties as of the date first above written.

TENANT:		LANDLORD:

ENDOCYTE, INC.		ZELLER MANAGEMENT CORPORATION,
AS AGENT FOR OWNER

By:	/s/ Mike Sherman	By:	/s/ Mark Vollbrecht

	Printed: Mike Sherman		Mark Vollbrecht
	Title: CFO		Senior Vice President.

EXHIBIT A

NEW PREMISES
SUITE 250
FAN RM.
LOBBY
ELEC.
ONE COLLEGE PARK
INDIANAPOLIS, INDIANA
2ND FLOOR PLAN
NOT TO SCALE
LEASED AND MANAGED BY:
Zeller Realty Group

EXHIBIT B

CONSTRUCTION NOTES:

Provide demo as needed per plan
Provide approximately 50 lf of new wall
Install new carpet ($18/yd installed) and base throughout
Apply new paint throughout
Relocate one door unit in conference room
Provide two new door units stained to match existing
Provide and install 9 lf of lower cabinets and countertop in workroom
Complete electrical connections to work stations (whips to be provided by Tenant)
Total of two electrical duplex outlets and one data pull per room
Relocate lights and switches as needed for new rooms and demo
Remove electronic drop down screen in office and repair ceiling
Replace damaged ceiling tile and repair ceiling grid as needed
Data cabling and fire extinguishers to be completed by Tenant
Furniture shown in plan is not included

WORKSTATION
6' x 8'-6"
STORAGE
101
CONF
101
WORKROOM
101